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Exhibit 3.1(h)

CERTIFICATE OF INCORPORATION

OF

BEAZER HOMES SALES ARIZONA INC.

        FIRST.    The name of this corporation shall be:

BEAZER HOMES SALES ARIZONA INC.

        SECOND.    Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

        THIRD.    The purpose or purposes of the corporation shall be:

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH.    The total number of shares of stock which this corporation is authorized to issue is:

        One Thousand (1,000) Shares Of Common Stock Without Par Value.

        FIFTH.    The name and address of the incorporator is as follows:

    Jane S. Krayer
    Corpration Service Company
    1013 Centre Road
    Wilmington, DE 19805

        SIXTH.    The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

        SEVENTH.    No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

        IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this eleventh day of March, A.D., 1993.

/s/ JANE S. KRAYER Jane S. Krayer Incorporator

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

        Beazer Homes Sales Arizona Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        The present registered agent of the Corporation is Corporation Service Company and the present registered office of the corporation is in the County of New Castle.

        The Board of Directors of Beazer Homes Sales Arizona Inc. has adopted the following resolution by unanimous written consent effective on the 1st day of March 1994.

        "RESOLVED, that the registered office of Beazer Homes Sales Arizona Inc. in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

        IN WITNESS WHEREOF, Beazer Homes Sales Arizona Inc. has caused this statement to be signed by John Skelton, its Vice President and attested by Jennifer P. Jones, its Assistant Secretary this 1st Day of March, 1994.

		By	/s/ JOHN SKELTON John Skelton, Vice President
ATTEST:
By	/s/ JENNIFER P. JONES Jennifer P. Jones, Assistant Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "corporation") is

BEAZER HOMES SALES ARIZONA INC.

        2.     The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road. Suite 400, City of Wilmington 19808, County of New Castle.

        3.     The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

        4.     The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on
TERESA DIETZ, SECRETARY

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  Exhibit 3.1(h)
CERTIFICATE OF INCORPORATION OF BEAZER HOMES SALES ARIZONA INC.